ARTHUR ANDERSEN



                                                                    Exhibit 99.J


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated November 30, 2001 on the financial statements of The Alger Retirement Fund for the year ended October 31, 2001 and to all references to our Firm included in or made part of the registration statement of The Alger Retirement Fund filed on form N-1A (Amendments No. 14 and No. 16), Investment Company Act File No. 811-7986 with the Securities and Exchange Commission.


                                                          /s/Arthur Andersen LLP
                                                          ----------------------
                                                          Arthur Andersen LLP



New York, New York
Februaryb 28, 2002